UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2015

Advanced Environmental Recycling Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

914 N Jefferson Street	72764
Springdale, Arkansas	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	(479) 756-7400

Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Director; Election of Director.

On August 13, 2015, H.I.G. AERT, LLC (the “Stockholder”), being the sole holder of all the issued and outstanding shares of Series E Convertible Preferred Stock (the “Stock”) of Advanced Environmental Recycling Technologies, Inc. (the “Company”), waived the calling, notice and holding of a special meeting and, in lieu thereof, acting pursuant to the bylaws consented to and adopted the following changes to the Board of Directors:

1.	Jackson S. Craig has chosen to step down as a director for the Company to pursue other interests. Mr. Craig served as a member of the Company’s Compensation Committee.

2.	Brian D. James is appointed as a director of the Company.

Mr. James joined H.I.G. Capital, LLC in 2014 and currently serves as Vice President. He holds an M.B.A. from Northwestern University’s Kellogg School of Management and a Bachelor of Business Administration in Finance from the University of Notre Dame.

The Stockholder affirms that the individuals listed below that are nominated and elected by the Stockholder to hold such office until his successor shall be duly elected and qualified or until his earlier resignation or removal:

Michael R. Phillips

Todd J. Ofenloch

Bobby J. Sheth

Brian D. James

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By:	/s/ Timothy D. Morrison
Timothy D. Morrison Chief Executive Officer and Director Date: August 13, 2015